UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 15, 2019

                        ESPORTS ENTERTAINMENT GROUP, INC.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)

                                     Nevada
                             ----------------------
                 (State or other jurisdiction of incorporation)

                                   333-156302
                              --------------------
                            (Commission File Number)

                                   26-3062752
                         -----------------------------
                        (IRS Employer Identification No.)

                         170 Pater House, Psaila Street
                           Birkirkara, Malta, BKR 9077
                        -------------------------------
              (Address of principal executive offices and Zip Code)

                                  268-562-9111
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               Registrant's telephone number, including area code

                        Commercial Centre, Jolly Harbour
                         St. Mary's, Antigua and Baruda
                         -------------------------------
          (Former name or former address, if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written  communications  pursuant to Rule 425 under the  Securities Act (17
    CFR 230.425)

[ ] Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
    Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging Growth Company [ ]

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a of the Exchange Act. [ ]

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Item 1.01 Entry Into A Material Definitive Agreement.

     See Item 2.01 of this report.

Item 2.01   Completion of Acquisition or Disposition of Assets.

     On January 15, 2019 we acquired all of the outstanding capital stock of Ardmore Software SP. Z.O.O. from Yan. Rozum, our Chief Technology Officer. In exchange for the shares in Ardmore Software, we paid Mr. Rozum approximately $1,000.

     Ardmore Software SP was incorporated in Poland on November 13, 2017 and plans to acquire and develop computer software.

     Ardmore Software SP, which is now a wholly-owned subsidiary, has not generated any revenue since its inception.






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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  January 22, 2019             ESPORTS ENTERTAINMENT GROUP, INC.


                                    By: /s/ Grant Johnson
                                        ---------------------------
                                        Grant Johnson
                                        Principal Executive Officer